March 8, 1996


Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

     Re: Registration Statement of Form S-4
         ----------------------------------

     Gentlemen:

     In our capacity as counsel to Omnicom Group Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company contemporaneously with the Securities and Exchange Commission under the Securities Act of 1993, as amended, covering an aggregate of up to 1,500,000 shares of common stock, $.50 par value, of the Company (the "Shares") to be issued in connection with the acquisition by the Company of Ketchum Communications Holdings, Inc. pursuant to an Agreement and Plan of Merger dated March 7, 1996 (the "Merger Agreement").

     In that connection, we have examined the Certificate of Incorporation and the By-Laws, both as amended, of the Company, the Registration Statement, corporate proceedings relating to the issuance of the Shares, and such other instruments and documents as we deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that when issued in accordance with the Merger Agreement, the Shares will have been legally issued and will be fully paid and non-assessable shares of common stock, $.50 par value, of the Company.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus/Information Statement forming part of the Registration Statement.


                                                               Very truly yours,


                                                             /s/ Davis & Gilbert